Exhibit 99.2
Porch Group Files Reciprocal Exchange Application and Contributes PRCH Shares to HOA to Increase Surplus and Support Future Growth
SEATTLE, Aug 6, 2024 (BUSINESS WIRE) – Porch Group, Inc. (“Porch” or “the Company”) (NASDAQ: PRCH), a homeowners insurance and vertical software platform, today announced it has filed a new and updated application to form and license a Texas reciprocal insurance exchange (“Reciprocal”) with the Texas Department of Insurance (“TDI”). If approved and fully implemented as proposed, Homeowners of America Insurance Company (“HOA”), Porch’s homeowners insurance carrier, would be sold to the Reciprocal at inception resulting in all premiums, policies, and insurance underwriting being conducted through the Reciprocal1.
The formation of the Reciprocal is an important step in Porch’s long-term strategy to reduce its exposure to earnings volatility from its Insurance segment by mitigating direct exposure to insurance claims and weather events.
A reciprocal insurer is an insurance association owned by its policyholder-members who spread risk by pooling their risks together. This reciprocal exchange structure has been utilized by other homeowner insurance businesses such as Farmers Insurance and Erie Insurance. The day-to-day operations of the Reciprocal would be managed by a subsidiary of Porch, which would receive ongoing fees for originating and managing all day-to-day aspects of the homeowners insurance business for the Reciprocal.
Porch would support growth at the Reciprocal by continuing to reach homebuyers early and throughout the homebuying journey and leveraging access to homebuyer information and property data. Homeowners who purchase policies in the Reciprocal could receive unique benefits and value-added services from Porch.
Along with the reciprocal exchange application, Porch contributed approximately 18.3 million Porch Group common stock shares2 into HOA to support this planned transition. This contribution helps to bolster HOA’s balance sheet strength and rating after Q2 2024 weather impacted surplus. In addition, the contribution strengthens HOA's long-term surplus position, which better positions HOA for any future third-party surplus note capital-raising efforts, and, importantly, is expected to support premium growth in 2025 and beyond.
“Launching a reciprocal exchange is a significant step to reduce volatility, enable our insurance business to grow more effectively, and improve margins at Porch Group. We look forward to working with the TDI toward approval of the reciprocal application, positioning Porch and HOA to better serve Texas homeowners.” said Matt Ehrlichman, Chief Executive Officer. “A contribution of Porch Group equity increases HOA’s surplus in the near-term and is an important part of our long-term growth strategy. As we deliver on strategic initiatives, such as leveraging our unique data to grow premium profitably, we believe this should create value at Porch Group and thus contribute to capital growth at the carrier. This ultimately supports further premium growth and profitability at Porch.”
1 The Reciprocal application remains subject to review and approval by the TDI. Formation is subject to ongoing Porch and regulatory review in context of broader capital and operating environment and the decision to proceed remains within the Company’s discretion.
2 Porch intends to file a registration statement with the Securities and Exchange Commission in the near term to register the shares of common stock contributed to HOA to comply with regulatory requirements.

About Porch Group
Porch Group, Inc., ("Porch") is a homeowners insurance and vertical software platform. Porch's strategy to win in homeowners insurance is to leverage unique data for advantaged underwriting, provide the best services for homebuyers, and protect the whole home. The long-term competitive moats that create this differentiation come from Porch's leadership in home services software-as-a-service and its deep relationships with approximately 30 thousand companies that are key to the home-buying transaction, such as home inspectors, mortgage, and title companies.
To learn more about Porch, visit ir.porchgroup.com.
Investor Relations Contact:
Lois Perkins, Head of Investor Relations
Porch Group, Inc.
Loisperkins@porch.com

Forward-Looking Statements
Certain statements in this release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although we, Porch Group, Inc., believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events, results of operations, or financial condition, are forward-looking statements. These statements may be, but are not always, preceded by, followed by, or include the words “believe,” “estimate,” “expect,” “project,” “forecast,” “may,” “will,” “should,” “seek,” “plan,” “scheduled,” “anticipate,” “intend,” or similar expressions.
Forward-looking statements are not guarantees of performance or occurrence. You should not put undue reliance on these statements which speak only as of the date hereof, and include statements relating to our strategic initiatives, value-creating benefits of the contribution, benefits to surplus and creation of a buffer against volatility, capital/surplus position, premium growth, future share contributions, voting and quorum rights of contributed shares, valuation of the contributed shares and any discount applied, the filing of a registration statement for and registration of the contributed shares, expectations that HOA will not resell or otherwise transfer the shares, the conditions under which the contributed shares may be sold or transferred, financial performance (including profits and margins), any expectations regarding increases in share price, and the potential formation of a new reciprocal exchange, including its capital, financial and operational impact. You should understand that the following important factors, among others, could affect our future results and condition and could cause those results, condition or other outcomes to differ materially from those expressed or implied in our forward-looking statements:
•the incidence, frequency, and severity of weather events, extensive wildfires, and other catastrophes, including those occurring during our second quarter;
•economic conditions, especially those affecting the housing, insurance, and financial markets;
•expectations regarding revenue, cost of revenue, operating expenses, and the ability to achieve and maintain future profitability;
•existing and developing federal and state laws and regulations, including with respect to insurance, warranty, privacy, information security, data protection, and taxation, and management’s interpretation of and compliance with such laws and regulations;

•our reinsurance program, which includes the use of a captive reinsurer, the success of which is dependent on a number of factors outside management’s control, along with reliance on reinsurance to protect against loss;
•the possibility that a decline in our share price would result in a negative impact to HOA’s surplus position and may require further financial support to enable HOA to meet applicable regulatory requirements and maintain its financial stability rating;
•the uncertainty and significance of the known and unknown effects on our insurance carrier subsidiary, Homeowners of America Insurance Company (“HOA”), and us due to the termination of a reinsurance contract following the fraud committed by Vesttoo Ltd. (“Vesttoo”), including, but not limited to, the outcome of Vesttoo’s Chapter 11 bankruptcy proceedings; our ability to successfully pursue claims arising out of the fraud, the costs associated with pursuing the claims, and the timeframe associated with any recoveries; HOA's ability to obtain and maintain adequate reinsurance coverage against excess losses; HOA’s ability to stay out of regulatory supervision and maintain its financial stability rating; and HOA’s ability to maintain a healthy surplus;
•uncertainties related to regulatory approval of insurance rates, policy forms, insurance products, license applications, acquisitions of businesses, or strategic initiatives, including the reciprocal exchange restructuring, and other matters within the purview of insurance regulators (including the discount associated with the contributed shares);
•changes in capital requirements, and the ability to access capital when needed to provide statutory surplus;
•uncertainty related to the timing of the filing, review, and approval of the registration statement related to the contributed shares;
•our ability to timely repay our outstanding indebtedness;
•the ability of the Company and its affiliates to consummate the proposed formation of the reciprocal exchange and the satisfaction of the conditions precedent to consummation of the proposed formation of such exchange, including the ability to secure regulatory approvals (on a state by state basis and initially in Texas) on the terms expected, at all or in a timely manner;
•the ability of the Company to successfully operate its businesses alongside a reciprocal exchange;
•the ability of the Company to implement its plans, forecasts and other expectations with respect to the reciprocal exchange business after the completion of the formation and to realize expected synergies and/or convert policyholders from its existing insurance carrier business into policyholders of the reciprocal exchange;
•potential business disruption following the formation of the reciprocal exchange, as well as other risks and important factors detailed in our public filings with the Securities and Exchange Commission; and
•other risks and uncertainties discussed in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2023, and in subsequent reports filed with the Securities and Exchange Commission (“SEC”), all of which are available on the SEC’s website at www.sec.gov.

We caution you that the foregoing list may not contain all of the risks to forward-looking statements made in this release.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described in the reports filed with the SEC and elsewhere in this release. We disclaim any obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.